Exhibit 10.19

AMENDMENT NO. 2 TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (“Amendment”) is dated as of February 23, 2005 and is entered into by and between AVIZA TECHNOLOGY, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”).  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of August 6, 2004, as amended by that certain Amendment No. 1 to Credit Agreement dated as of September 23, 2004 (collectively referred to herein as the “Credit Agreement”); and

WHEREAS, the Borrower desires to amend the Credit Agreement and the Lender is willing to do so, subject to the terms and conditions stated herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

I.              Amendment to the Agreement.  The Lender and Borrower agree that the Credit Agreement shall be amended as follows:

A.            The definition of “Adjusted Tangible Assets” as set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read follows:

“‘Adjusted Tangible Assets’ means all of the Borrower’s consolidated assets except:  (a) deferred assets, other than (i) prepaid insurance, (ii) prepaid taxes, (iii) deferred taxes, and (iv) deferred revenue relating to GAAP revenue recognition rules; (b) Proprietary Rights and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of the Borrower constituting intercompany accounts; (f) fixed assets to the extent of any write up in the book value thereof resulting from a revaluation effective after the Closing Date.”

B.            Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Interest Rates.  All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate equal to the Base Rate plus one-quarter of one percent (0.25%), but not to exceed the Maximum Rate.  Each change in the Base Rate shall be reflected in the interest rate applicable to Revolving Loans as of the year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  The Borrower shall pay to the Lender interest accrued on all Revolving Loans in arrears on the first day of each month hereafter and on the Termination Date.”

C.            Section 7.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.23       EBITDA.  The Borrower will maintain EBITDA as of the last day of each fiscal quarter as set forth below of not less than the amount set forth opposite each such fiscal quarter:

Measurement Date	Minimum EBITDA

End of fourth fiscal quarter 2004 (for the fiscal quarter then ending)	$(2,000,000)

End of first fiscal quarter 2005 (for the fiscal quarter then ending)	$(2,000,000)

End of second fiscal quarter 2005 (for the two consecutive fiscal quarters then ending)	$(2,750,000)

End of third fiscal quarter 2005 (for the three consecutive fiscal quarters then ending	$(2,800,000)

End of fourth fiscal quarter 2005 (for the four consecutive fiscal quarters then ending)	$(3,800,000)

End of first fiscal quarter 2006 (for the four consecutive fiscal quarters then ending)	$(500,000)

End of second fiscal quarter 2006 (for the four consecutive fiscal quarters then ending)	$5,000,000

End of third fiscal quarter 2006 (for the four consecutive fiscal quarters then ending)	$10,000,000

End of fourth fiscal quarter 2006 and the end of each fiscal quarter thereafter (in each case for the four consecutive fiscal quarters then ending on such measurement date)	$20,000,000 ”

D.            Section 7.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.24       Adjusted Tangible Net Worth.  The Borrower will maintain Adjusted Tangible Net Worth determined on the last day of each of the months described below of not less than the amount set forth opposite each month:

“

Month	Minimum Adjusted Tangible Net Worth

September 2004	$16,000,000

October 2004	$15,000,000

November 2004	$12,500,000

December 2004	$12,500,000

January 2005 through March 2005	$10,000,000

April 2005 through June 2005	sum of $8,000,000 plus 100% of any equity investments in the Borrower made since April 1, 2005

July 2005 through September 2005	sum of $5,000,000 plus100% of any equity investments in the Borrower made since April 1, 2005

October 2005 through December 2005	sum of $5,000,000 plus 100% of any equity investments in the Borrower made since April 1, 2005

January 2006 through March 2006	sum of $8,000,000 plus 100% of any equity investments in the Borrower made since April 1, 2005

April 2006 through June 2006	sum of $10,000,000 plus 100% of any equity investments in the Borrower made since April 1, 2005

July 2006 through September 2006, and each month ending thereafter	sum of $10,000,000 plus 100% of any equity investments in the Borrower made since April 1, 2005”

II.            Waiver of Existing Event of Default.  Events of Default have occurred by virtue of the Borrower having failed to (i) comply with the minimum Fixed Coverage Ratio covenant set forth in Section 7.23 of the Credit Agreement (prior to the amendment of such Section pursuant to this Amendment) for the fiscal quarter ending in September 2004, and (ii) comply with minimum Adjusted Tangible Net Worth covenant set forth in Section 7.24 of the Credit Agreement (prior to the amendment of such Section pursuant to this Amendment) for the fiscal quarter ending in September 2004 (collectively referred to herein as, the “Existing Events of Default”).  Lender hereby waives the Existing Events of Default.  The waiver of the Existing Events of Default as set forth herein shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Credit Agreement, or (b) prejudice any right or remedy which Lender may now have or may have in the future (except to the extent such right or remedy is based upon the Existing Events of Default) under or in connection with the Credit Agreement.

III.           Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.            Amendment.  Fully executed copies of this Amendment and the consent attached hereto signed by the Borrower or the Guarantor as necessary, and delivered to Lender.

B.            Other Documents.  Borrower shall have executed and delivered to Lender such other documents and instruments as Lender may reasonably require.

IV.           Miscellaneous.

A.            Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely thereon.

B.            Reference to Credit Agreement.  The Credit Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

C.            Credit Agreement Remains in Effect.  The Credit Agreement and the Loan Documents, as amended hereby, remain in full force and effect and the Borrower ratify and confirm its agreements and covenants contained therein.  The Borrower hereby confirms that no Event of Default or Default exists.

D.            Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

F.             Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

G.            Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H.            Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I.              NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDER AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

AVIZA TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Patrick C. O’Connor
Name:	Patrick C. O’Connor
Title:	Executive Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

Each of the undersigned has executed a separate Continuing Guaranty (collectively referred to herein as the “Continuing Guaranty”) respecting the obligations of Aviza Technology, Inc., a Delaware corporation (“Borrower”) owing to Bank of America, N.A. (“Lender”), as set forth in that certain Credit Agreement dated as of August 6, 2004.  Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its respective Continuing Guaranty remains in full force and effect; nothing in any Continuing Guaranty obligates Lender to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of any Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

AVIZA TECHNOLOGY INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Patrick C. O’Connor
Name:	Patrick C. O’Connor
Title	Executive Vice President and Chief Financial
Officer

VANTAGEPOINT VENTURE PARTNERS IV, L.P.,
a Delaware limited partnership

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P., a Delaware limited partnership

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title	Managing Member